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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NuVasive, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0768598
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
10065 Old Grove Road San Diego, California	92131
(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check following box. ☒

        Securities Act registration statement file number to which this form relates:    333-113344

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered

        The description of the Common Stock, par value $0.001 per share, is contained under the heading "Description of Capital Stock" in our Registration Statement on Form S-1 (File No. 333-113344), originally filed with the Securities and Exchange Commission on March 5, 2004, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the "Registration Statement"). The Registration Statement is incorporated herein by reference.

Item 2.    Exhibits

        The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

Exhibit Number	Exhibit Title
3.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.
3.2(1)	Certificate of Amendment of Amended and Restated Certificate of Incorporation, as currently in effect.
3.3(1)	Form of Restated Certificate of Incorporation (to be filed in connection with the closing of this offering).
3.4(1)	Bylaws, as currently in effect.
3.5(1)	Form of Restated Bylaws (to be effective upon the closing of the Registrant's public offering).
3.6(2)	Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation (to be filed on or before the effective date of the Registrant's public offering).
4.1(1)	Second Amended and Restated Investors' Rights Agreement, dated July 11, 2002, by and among us and the other parties named therein.
4.2(1)	Amendment No. 1 to Second Amended and Restated Investors' Rights Agreement, dated June 19, 2003, by and among us and the other parties named therein.
4.3(1)	Amendment No. 2 to Second Amended and Restated Investors' Rights Agreement, dated February 5, 2004, by and among us and the other parties named therein.
4.4(3)	Specimen Common Stock Certificate.

(1)
Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-113344), filed March 5, 2004.

(2)
Incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-113344), filed April 26, 2004.

(3)
Incorporated by reference to Amendment No. 3 to our Registration Statement on Form S-1 (File No. 333-113344), filed May 5, 2004.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 5, 2004	NUVASIVE, INC.
	By:	/s/ ALEXIS V. LUKIANOV Alexis V. Lukianov Chairman, President and Chief Executive Officer

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Exhibit Number	Exhibit Title
3.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.
3.2(1)	Certificate of Amendment of Amended and Restated Certificate of Incorporation, as currently in effect.
3.3(1)	Form of Restated Certificate of Incorporation (to be filed in connection with the closing of this offering).
3.4(1)	Bylaws, as currently in effect.
3.5(1)	Form of Restated Bylaws (to be effective upon the closing of the Registrant's public offering).
3.6(2)	Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation (to be filed on or before the effective date of the Registrant's public offering).
4.1(1)	Second Amended and Restated Investors' Rights Agreement, dated July 11, 2002, by and among us and the other parties named therein.
4.2(1)	Amendment No. 1 to Second Amended and Restated Investors' Rights Agreement, dated June 19, 2003, by and among us and the other parties named therein.
4.3(1)	Amendment No. 2 to Second Amended and Restated Investors' Rights Agreement, dated February 5, 2004, by and among us and the other parties named therein.
4.4(3)	Specimen Common Stock Certificate.

(1)
Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-113344), filed March 5, 2004.

(2)
Incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-113344), filed April 26, 2004.

(3)
Incorporated by reference to Amendment No. 3 to our Registration Statement on Form S-1 (File No. 333-113344), filed May 5, 2004.

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